Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
January 28, 2014

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2014 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND

Fiscal 2014 First Quarter Highlights - as compared to the prior year quarter

•	Net income increased 86% to $123.2 million

•	Diluted EPS increased 80% to $0.36 per share

•	Pre-tax income increased 76% to $189.7 million

•	Pre-tax income margin increased 290 basis points to 11.4% of revenues

•	Home sales gross margin increased 350 basis points to 22.3%

•	Net sales orders increased 14% in value to $1.5 billion and 4% in homes to 5,454

•	Homes closed increased 33% in value to $1.6 billion and 19% in homes to 6,188

•	Sales order backlog increased 20% in value to $2.1 billion and 5% in homes to 7,684

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its first fiscal quarter ended December 31, 2013 increased 86% to $123.2 million, or $0.36 per diluted share, from $66.3 million, or $0.20 per diluted share in the same quarter of fiscal 2013. Homebuilding revenue for the first quarter of fiscal 2014 increased 33% to $1.6 billion from $1.2 billion in the same quarter of 2013. Homes closed in the quarter increased 19% to 6,188, compared to 5,182 homes in the year ago quarter.

Net sales orders for the first quarter ended December 31, 2013 increased 4% to 5,454 homes from 5,259 homes in the year-ago quarter and the value of net sales orders increased 14% to $1.5 billion from $1.3 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2014 was 23%. The Company’s sales order backlog of homes under contract at December 31, 2013 increased 5% to 7,684 homes from 7,317 homes at December 31, 2012. The value of the backlog increased 20% to $2.1 billion at December 31, 2013 from $1.8 billion a year ago.

The Company ended the quarter with $801.1 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 37.1%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.0375 per common share. The dividend is payable on February 18, 2014 to stockholders of record on February 7, 2014.

Donald R. Horton, Chairman of the Board, said, “Our fiscal 2014 is off to a great start. First quarter pre-tax income increased 76% to $189.7 million and our pre-tax income margin improved 290 basis points to 11.4%. The dollar value of our homes sold, closed and in backlog all increased by double-digit percentages. Our average sales price increased 10% to $275,600, reflecting pricing power across most of our markets and increased demand from move-up buyers.

“Housing market conditions continue to improve across most of our operating markets, and our weekly sales pace has accelerated in January. We are well-positioned to capture demand in the spring selling season with a solid balance sheet, an increased community count, a robust finished lot supply and a strong inventory of homes available for sale.”

The Company will host a conference call today (Tuesday, January 28th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 25,161 homes closed in the twelve-month period ended December 31, 2013. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 77 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that housing market conditions continue to improve across most of our operating markets and that our weekly sales pace has accelerated in January. The forward-looking statements also include that we are well-positioned to capture demand in the spring selling season with a solid balance sheet, an increased community count, a robust finished lot supply and a strong inventory of homes available for sale.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions and the current weak U.S. economy; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; the effects of the loss of key personnel; the impact of an inflationary or deflationary environment; our ability to realize the full amount of our deferred income tax assets; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2013	September 30, 2013
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$801.1	$913.3
Restricted cash	81.1	77.8
Inventories:
Construction in progress and finished homes	2,721.8	2,498.0
Residential land and lots — developed and under development	3,300.5	3,227.3
Land held for development	473.8	472.1
	6,496.1	6,197.4
Deferred income taxes, net of valuation allowance of $31.1 million and $31.0 million at December 31, 2013 and September 30, 2013, respectively	578.5	586.6
Property and equipment, net	117.5	106.7
Other assets	441.1	460.5
Goodwill	41.2	38.9
	8,556.6	8,381.2
Financial Services:
Cash and cash equivalents	19.0	23.2
Mortgage loans held for sale	299.8	395.1
Other assets	51.8	56.9
	370.6	475.2
Total assets	$8,927.2	$8,856.4
LIABILITIES
Homebuilding:
Accounts payable	$342.1	$346.4
Accrued expenses and other liabilities	884.3	886.0
Notes payable	3,276.1	3,270.4
	4,502.5	4,502.8
Financial Services:
Accounts payable and other liabilities	39.0	53.6
Mortgage repurchase facility	185.8	238.6
	224.8	292.2
Total liabilities	4,727.3	4,795.0
EQUITY
Common stock	3.3	3.3
Additional paid-in capital	2,057.2	2,042.0
Retained earnings	2,268.7	2,145.6
Treasury stock, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	1.9	1.9
Total stockholders’ equity	4,196.8	4,058.5
Noncontrolling interests	3.1	2.9
Total equity	4,199.9	4,061.4
Total liabilities and equity	$8,927.2	$8,856.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,630.8	$1,223.3
Land/lot sales and other	4.8	9.9
	1,635.6	1,233.2
Cost of sales:
Home sales	1,266.7	992.8
Land/lot sales and other	4.3	8.2
Inventory and land option charges	2.6	1.3
	1,273.6	1,002.3
Gross profit:
Home sales	364.1	230.5
Land/lot sales and other	0.5	1.7
Inventory and land option charges	(2.6)	(1.3)
	362.0	230.9
Selling, general and administrative expense	183.4	140.8
Interest expense	—	3.2
Other (income)	(3.3)	(3.3)
Homebuilding pre-tax income	181.9	90.2
Financial Services:
Revenues, net of recourse and reinsurance expense	35.0	41.9
General and administrative expense	29.8	25.7
Interest and other (income)	(2.6)	(1.5)
Financial services pre-tax income	7.8	17.7
Income before income taxes	189.7	107.9
Income tax expense	66.5	41.6
Net income	$123.2	$66.3
Other comprehensive income (loss), net of income tax:
Unrealized loss related to available-for-sale securities	—	(0.1)
Comprehensive income	$123.2	$66.2
Basic:
Net income per share	$0.38	$0.21
Weighted average number of common shares	323.1	321.1
Diluted:
Net income per share	$0.36	$0.20
Numerator for diluted income per share after assumed conversions	$130.0	$72.0
Adjusted weighted average number of common shares	364.4	364.1
Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$25.3	$24.9
Depreciation and amortization	$7.8	$4.8
Interest incurred	$49.3	$38.1

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Three Months Ended
December 31, 2013
(In millions)
OPERATING ACTIVITIES
Net income	$123.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7.8
Amortization of discounts and fees	10.3
Stock based compensation expense	5.4
Income tax benefit from employee stock awards	(0.9)
Deferred income taxes	8.1
Inventory and land option charges	2.6
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(194.0)
Increase in residential land and lots – developed, under development, and held for development	(77.3)
Decrease in other assets	26.1
Decrease in mortgage loans held for sale	95.3
Decrease in accounts payable, accrued expenses and other liabilities	(14.1)
Net cash used in operating activities	(7.5)
INVESTING ACTIVITIES
Purchases of property and equipment	(18.3)
Increase in restricted cash	(3.3)
Net principal increase of other mortgage loans and real estate owned	(1.2)
Payments related to acquisition of a business	(34.5)
Net cash used in investing activities	(57.3)
FINANCING ACTIVITIES
Repayment of notes payable	(55.8)
Proceeds from stock associated with certain employee benefit plans	3.3
Income tax benefit from employee stock awards	0.9
Net cash used in financing activities	(51.6)
DECREASE IN CASH AND CASH EQUIVALENTS	(116.4)
Cash and cash equivalents at beginning of period	936.5
Cash and cash equivalents at end of period	$820.1

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS
	Three Months Ended December 31,
	2013		2012
	Homes	Value	Homes	Value
East	676	$191.5	528	$141.4
Midwest	223	86.0	275	89.9
Southeast	1,614	409.3	1,584	353.5
South Central	1,879	414.2	1,641	330.6
Southwest	230	49.7	247	53.2
West	832	352.4	984	345.5
	5,454	$1,503.1	5,259	$1,314.1

	HOMES CLOSED
	Three Months Ended December 31,
	2013		2012
	Homes	Value	Homes	Value
East	742	$190.1	517	$137.4
Midwest	298	105.8	287	89.4
Southeast	1,846	447.3	1,374	291.3
South Central	2,006	420.6	1,619	309.3
Southwest	339	70.6	383	76.0
West	957	396.4	1,002	319.9
	6,188	$1,630.8	5,182	$1,223.3

	SALES ORDER BACKLOG
	As of December 31,
	2013		2012
	Homes	Value	Homes	Value
East	929	$258.9	674	$174.6
Midwest	381	139.6	413	127.9
Southeast	2,578	665.7	2,419	527.1
South Central	2,570	589.4	2,254	454.8
Southwest	366	75.1	563	112.1
West	860	384.8	994	362.2
	7,684	$2,113.5	7,317	$1,758.7